UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2015

MED-CANNABIS PHARMA INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54770	45-0704149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2544 Tarpley Road Suite 112, Carrollton, TX 75006
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  214-666-8364

__________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

The Board of Directors of Med-Cannabis Pharma, Inc. (the “Company”) has appointed a third member to the Board of Directors. The new director is Robert M. Burch.

Mr. Burch is an experienced professional whose primary expertise is in the IT industry where he worked for Irving TX, based Associates Financial Services as Director of IT Operations. He built, managed and staffed data centers covering a multistate area from 1992 to 1999. From 1999 to the present, he has served as an Advanced Technical Consultant for Hitachi Data Systems in Santa Clara, California.

Over 16 years, Mr. Burch integrated his technical expertise of data storage and software products with his ability to effectively communicate with and assist Hitachi’s sales teams, successfully facilitating the sale of Data storage and software products to many fortune 1000 companies.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

April 2, 2015	MED-CANNABIS PHARMA, INC.

/s/ Graciela Moreno

Graciela Moreno, CEO

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